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                       IRVINE APARTMENT COMMUNITIES, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                   EXHIBIT 21



                                                             STATE OF
                                                          INCORPORATION
SUBSIDIARY                                                   OR ORGANIZATION
----------                                                   ---------------
Irvine Apartment Communities, L.P.                           Delaware

San Rafael Apartments Limited Partnership                    California

Irvine Apartment Communities
    Maryland, Inc.                                           Maryland